UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2003

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 108th Avenue NE, Suite 2100

Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 278-1100

The purpose of this amendment is to provide updated pro forma condensed statements of operations required by Item 7(b) of Form 8-K in connection with the Registrant’s acquisition of certain assets of Information Systems Support, Inc. (“ISS”) and Biometric Solutions Group, Inc. (“BSG”). The pro forma financial information was excluded from the Registrant’s initial filing on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on December 31, 2003, in reliance upon Item 7(a)(4) of Form 8-K, and was provided by the Registrant’s Form 8-K/A filed with the SEC on March 15, 2004.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(b) Pro forma financial information.

SAFLINK CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Twelve Months Ended December 31, 2003

(In thousands, except per share data)

	SAFLINK	BSG	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Product	$787	$128	(15	)(a)	$900
Service	1,228	157	(123	)(a)	1,262

Total revenue	2,015	285	(138)		2,162
Cost of revenue:
Product	300	1,011 (1)	(15	)(a)	1,334
			(150	)(b)
			188	(c)
Service	478	104	(123	)(a)	459

Total cost of revenue	778	1,115	(100)		1,793

Gross profit	1,237	(830)	(38)		369
Operating expenses:
Product development	2,474	452	—		2,926
Sales and marketing	5,437	44	—		5,481
General and administrative	4,113	526	(15	)(d)	4,599
			55	(c)
			(80	)(b)

Total operating expenses	12,024	1,022	(40)		13,006

Operating loss	(10,787)	(1,852)	2		(12,637)
Interest expense	(14)	(416)	416	(d)	(14)
Other income, net	65	3	—		68

Loss before provision for income taxes	(10,736)	(2,265)	418		(12,583)
Income tax expense	—	—	(50	)(e)	(50)

Net loss	(10,736)	(2,265)	368		(12,633)

Basic and diluted loss per common share	$(0.42)				$(0.47)

Weighted average number of common shares outstanding	25,505		1,116	(f)	26,621

(1)	Includes an inventory obsolescence charge of $788,000.

See notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(a)	Represents the elimination of the intercompany transactions that occurred between SAFLINK Corporation (the “Company”) and BSG for the year ending December 31, 2003. BSG had revenues derived from sales as a subcontractor to the Company of $138,000 that were recorded by the Company as cost of sales of $138,000.

(b)	Represents the elimination of BSG’s historical amortization of intangible assets.

(c)	Represents the amortization of acquired intangible asset values associated with the Company’s acquisition of certain assets and rights used in connection with the digital identity and biometric-enhanced physical access security business of ISS and BSG assuming the transaction occurred on January 1, 2002. These assets include existing technologies and a non-compete agreement. The existing technologies are being amortized over 8 years and the non-compete agreement is being amortized over 2 years.

(d)	Represents the elimination of costs associated with BSG’s financing activities. In the acquisition, the Company did not acquire any of the BSG long-term debt to which these costs are associated. Therefore, all costs associated with financing activities were eliminated.

(e)	Represents the income tax effect of Goodwill amortization. For tax purposes the Goodwill is amortized over 15 years. The effective tax rate applied to the Goodwill amortization deductible for tax purposes was 36%.

(f)	Unaudited pro forma basic and diluted net loss per share are computed by dividing the unaudited pro forma net loss attributable to common shareholders by the unaudited pro forma weighted average number of common shares outstanding. The number of weighted-average shares outstanding is adjusted by approximately 1,116,000 weighted-average shares related to the acquisition of certain assets and rights from ISS and BSG to reflect the assumption that 1,122,855 shares were issued January 1, 2003 rather than December 29, 2003. Potentially dilutive securities were not included in the computation of pro forma basic and diluted net loss per share because their effect would be antidilutive.

(c) Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement dated as of December 28, 2003, by and between SAFLINK Corporation, a Delaware corporation, Information Systems Support, Inc., a Maryland corporation, and Biometric Solutions Group, Inc., a Delaware corporation

23.1**	Consent of KPMG LLP, Independent Auditors

23.2**	Consent of Aidman, Piser & Company, P.A.

99.1*	Escrow Agreement dated as of December 28, 2003, by and between SAFLINK Corporation, a Delaware corporation, Information Systems Support Inc., a Maryland corporation, Biometric Solutions Group, Inc., a Delaware corporation, and Carney Badley Spellman, PS, as escrow agent

99.2*	Registration Rights Agreement dated as of December 28, 2003, by and between SAFLINK Corporation, a Delaware corporation, and Biometric Solutions Group, Inc., a Delaware corporation

99.3*	Press release dated December 29, 2003, announcing the Company’s agreement to acquire certain assets of Information Systems Support Inc. and Biometric Solutions Group, Inc.

*	Previously filed with the SEC as an exhibit to Registrant’s Form 8-K filed on December 31, 2003, and incorporated herein by reference.
**	Previously filed with the SEC as an exhibit to Registrant’s Form 8-K/A filed on March 15, 2004, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFLINK Corporation

April 21, 2004	By:	/s/ Glenn Argenbright
Glenn Argenbright President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Asset Purchase Agreement dated as of December 28, 2003, by and between SAFLINK Corporation, a Delaware corporation, Information Systems Support, Inc., a Maryland corporation, and Biometric Solutions Group, Inc., a Delaware corporation

23.1**	Consent of KPMG LLP, Independent Auditors

23.2**	Consent of Aidman, Piser & Company, P.A.

99.1*	Escrow Agreement dated as of December 28, 2003, by and between SAFLINK Corporation, a Delaware corporation, Information Systems Support Inc., a Maryland corporation, Biometric Solutions Group, Inc., a Delaware corporation, and Carney Badley Spellman, PS, as escrow agent

99.2*	Registration Rights Agreement dated as of December 28, 2003, by and between SAFLINK Corporation, a Delaware corporation, and Biometric Solutions Group, Inc., a Delaware corporation

99.3*	Press release dated December 29, 2003, announcing the Company’s agreement to acquire certain assets of Information Systems Support Inc. and Biometric Solutions Group, Inc.

*	Previously filed with the SEC as an exhibit to Registrant’s Form 8-K filed on December 31, 2003, and incorporated herein by reference.
**	Previously filed with the SEC as an exhibit to Registrant’s Form 8-K/A filed on March 15, 2004, and incorporated herein by reference.